UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(Exact name of Registrant as Specified in Its Charter)

Arizona	333-65423	86-0222062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Boulevard
Jersey City, New Jersey		07310
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 554-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2023, Equitable Financial Life Insurance Company of America, an Arizona-domiciled life insurance company (“Equitable America”) and wholly owned subsidiary of Equitable Holdings, Inc., a Delaware corporation (“Holdings”), entered into a reinsurance agreement (the “Reinsurance Treaty”) with its affiliate, Equitable Financial Life Insurance Company, a New York domiciled life insurance company (“Equitable Financial”), effective April 1, 2023. Pursuant to the Reinsurance Treaty, virtually all of Equitable Financial’s net retained general account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its Equi-Vest variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022 were reinsured to Equitable America on a coinsurance funds withheld basis. In addition, all of the separate account liabilities relating to such variable annuity contracts were reinsured to Equitable America on a modified coinsurance basis. Equitable America’s obligations under the Reinsurance Treaty are secured through Equitable Financial’s retention of certain assets supporting the reinsured liabilities. In exchange for Equitable America’s agreement to assume these liabilities, Equitable Financial paid to Equitable America a ceding commission equal to approximately $850 million, subject to a reconciliation that will take place post-closing. The New York Department of Financial Services (the “NYDFS”) and the Arizona Department of Insurance and Financial Institutions each approved the Reinsurance Treaty.

The Reinsurance Treaty further diversifies our sources of regulated cash flows and supports more stable dividends to Holdings from Equitable Financial and Equitable America.

As a condition to approving the Reinsurance Treaty, the NYDFS has required that Equitable Financial seeks to novate the reinsured contracts on a reasonable best efforts basis either to Equitable America or another affiliate over the next three years. Novations of the reinsured contracts are subject to additional regulatory approvals, as well as certain policyholder approvals.

The foregoing description of the Reinsurance Treaty does not purport to be complete and is qualified in its entirety by reference to the full text of the Reinsurance Treaty, a copy of which will be filed along with Equitable America’s 10‑Q later this quarter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Date:	May 18, 2023	By:	/s/ Ralph Petruzzo
Name: Ralph Petruzzo Title: Associate General Counsel